Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(231,101)
Unrealized Gain (Loss) on Market Value of Futures	(141,149)
Dividend Income	2,368
Interest Income	5,469
ETF Transaction Fees	350
Total Income (Loss)	$(364,063)

Expenses
General Partner Management Fees	$5,143
Professional Fees	754
Brokerage Commissions	204
Non-interested Directors' Fees and Expenses	63
Prepaid Insurance Expense	102
NYMEX License Fee	103
Total Expenses	6,369
Expense Waiver	(197)
Net Expenses	$6,172
Net Income (Loss)	$(370,235)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/17	$8,226,722
Additions (50,000 Shares)	477,953
Net Income (Loss)	(370,235)

Net Asset Value End of Month	$8,334,440
Net Asset Value Per Share (900,000 Shares)	$9.26

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612